UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2020

EverQuote, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38549	26-3101161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 522-3444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EVER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2020, the Board of Directors (the “Board”) of EverQuote, Inc. (the “Company”) appointed Jayme Mendal, the Company’s President, to serve as the Company’s Chief Executive Officer effective immediately. Mr. Mendal’s appointment was consistent with the Company’s succession plans and the Company’s by-laws, following the death of Seth Birnbaum on November 28, 2020. On November 28, 2020, the Board also appointed Jayme Mendal as a director to serve on the Board, effective immediately. Mr. Mendal shall serve on the Board until the Company’s 2021 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Mendal, 35, was recently appointed the Company’s President in November 2020 and served as the Company’s Chief Operating Officer from February 2019 to November 2020, and previously served as the Company’s Chief Revenue Officer from September 2017 to February 2019. Before joining the Company, Mr. Mendal served as the vice president of sales and marketing at PowerAdvocate, Inc., an energy intelligence company, from May 2017 to September 2017. Prior to that, Mr. Mendal served in multiple positions at PowerAdvocate, Inc., including manager of corporate strategy from August 2013 to August 2014, director of corporate strategy and marketing from August 2014 to December 2015 and senior director of sales and marketing from June 2015 to May 2017. From August 2007 to July 2010, he was a management consultant within the growth strategy division of Monitor Deloitte (formerly Monitor Group). Mr. Mendal holds a B.S. degree in finance and economics from Washington University in St. Louis and an M.B.A. degree from Harvard Business School. We believe that Mr. Mendal is qualified to serve on the Board due to his in-depth knowledge of our business from his service in our senior executive leadership and the perspective he will bring to the Board as our President and Chief Executive Officer.

There are no arrangements or understandings between Mr. Mendal and any other persons pursuant to which he was selected as a director. Mr. Mendal has no family relationships with any of the Company’s directors or executive officers, and there are no transactions and no proposed transactions between Mr. Mendal and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Additionally, there have been no changes to Mr. Mendal’s compensatory plans or arrangements in connection with his appointment described herein.

A copy of the press release issued by the Company on November 29, 2020 announcing Mr. Mendal’s appointment as Chief Executive Officer and a director is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01.	Other Events.

On November 29, 2020, the Company issued a press release announcing the death of its Chief Executive Officer, Seth Birnbaum, on November 28, 2020. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 29, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERQUOTE, INC.

Date: November 30, 2020	By:	/s/ David Mason
David Mason
Secretary and General Counsel